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                                                                    Exhibit 99.1

Titan General Holdings, Inc. Signs Letter of Intent To Acquire Substantially all of the assets of Eastern Manufacturing Corporation; This Acquisition Greatly Expands Titan's Product Offering

Santa Clara, CA., February 19, 2003 (Business Wire)--Executing on its mission to become a national specialty PCB manufacturer, Ventures National, dba Titan General Holdings, Inc. (OTCBB:TTGH) announced today that it has formed a wholly-owned subsidiary, Titan PCB East, Inc., and signed a letter of intent to acquire substantially all of the assets of Eastern Manufacturing Corporation, an Amesbury, Massachusetts-based manufacturer of rigid-flex printed circuits using the patented HVRFlex process. Eastern has extensive expertise in the military, medical and industrial electronics market place. Eastern holds several certifications including, UL, MIL 55510 and is an ISO9002 registered company. Eastern generated revenues of $8.8MM for the calendar year ended December 31, 2002, despite a severe working capital deficiency and a depressed economic environment. The acquisition provides intellectual property, design and prototype engineering capabilities. Eastern maintains active relationships with over 100 customers including Raytheon, Lockheed, BAE, Philips Medical, Parker, Analogic and Analog Devices.

"In combination with our pending move to our new Fremont facility, Titan will be positioned to offer our customers a greatly expanded range of products and will be able to support our customers from coast to coast. Our goal to become a dominant player in the quick-turn printed circuit board and rigid-flex arenas is quickly falling into place." said David Marks, Chairman, Titan General Holdings.

About Eastern Manufacturing Corporation (Eastern):

o Eastern is in the business of printed circuit board ("PCB") manufacturing with 27 years of solid customer relationships built on its ability to deliver a high-end technology product in a short delivery cycle. Located in Amesbury, Massachusetts, Eastern specializes in quick turn around manufacturing of exotic designs, including high layer count, buried and blind via technology, and a patented product known as HVRFlex, constructed of a variety of materials such as FR4, polyamides and Kaptontm. Eastern excels in customer service through field applications support in design and production and offers capacity to take new designs from prototypes through production. Eastern's capabilities have made it a national player in the high-end printed circuit board market place. Sales as reported by the company for the calendar year ended 12-31-02 were $8.8MM.


About Ventures National dba Titan General Holdings, Inc (Titan):

o Titan is in the business of PCB manufacturing with capability for expansion to include backplane assembly. Titan is a manufacturer of time sensitive, high tech, prototype, and pre-production printed circuit boards. Beginning in the year 2001, Titan and its predecessors began acquiring cutting edge technology equipment and processes from competitors unable to remain in business due to a severe market downturn and overwhelming debt. Titan also obtained customer lists and orders from several of these firms, resulting in new business opportunities. Through the recent completion of these acquisitions, Titan is positioning to become a leading electronics contract quick-turn manufacturer serving the fastest-growing segment of time sensitive manufacturing in the $130 billion global electronics manufacturing services market. Titan has commenced the process of relocating and upgrading its current PCB plant into a facility formerly occupied by Tyco Electronics Inc. in Fremont, California. Through vertical integration, Titan expects to evolve its service and manufacturing operations while continuing to acquire assets and customers of struggling firms in the PCB sector.


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Safe Harbor Statement Under the Private Securities Litigation Act 1995 -- With
the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. The actual future results of the Company could differ significantly from those statements. Factors that could cause or contribute to such differences include, but are not limited to assumptions relating to the growth in PCB market and that there will be no unanticipated material adverse change in Titan's operations or business. Further information on Titan's risk factors is contained in the Company's Registration Statement on Form SB-2 and its annual report as filed with the Securities and Exchange Commission.

Investor Relations contact:
Dunlap & Kieft Inc.
Gerald Kieft 772-219-2274
gkieft@dunlapandkieft.com